CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS                  Exhibit 23.2

We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated April 23, 1998, with respect to the financial statements of Savvis Communications Corporation, a wholly-owned subsidiary of Savvis Holdings Corporation, included in the Registration Statement (Form S-1 No. 333-_____) and related Prospectus of Savvis Communications Corporation for the registration of __________ shares of its common stock.





/s/ Ernst & Young LLP
    St. Louis, Missouri
    November 11, 1999